UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 7, 2015

FENIX PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37382	46-4421625
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

One Westbrook Corporate Center, Suite 920

Westchester, Illinois 60154

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(630) 480-6413

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On October 7, 2015, the Company entered into and completed the transaction described in a Stock Purchase Agreement (the “Purchase Agreement”) between the Company and Brent R. Butler (“Seller”).

Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding capital stock of Butler Auto Sales and Parts, Inc., a North Carolina corporation (“Butler”) (the “Transaction”), which is engaged in the business of recycling and reselling OEM automotive parts in the state of North Carolina. The total consideration for the Transaction was $8.3 million in cash and 106,918 shares of Fenix common stock. The cash portion of the purchase price was financed through a combination of cash on hand and utilization of $2.2 million of the Company’s credit facility.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

On October 7, 2015, the Company issued a press release attached as Exhibit 99.1 announcing the Transaction.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement dated October 7, 2015 by and between Fenix Parts, Inc., a Delaware corporation, and Brent R. Butler.

The registrant hereby agrees to supplementally furnish to the U.S. Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit to the Stock Purchase Agreement.

99.1	Press release, dated October 7, 2015, entitled “Fenix Parts Announces Acquisition of Butler Auto Sales and Parts, Inc.”

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2015.

Fenix Parts, Inc.

By	/s/ Kent Robertson
Kent Robertson
President and Chief Executive Officer

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